UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2024, Regional Management Corp. (the “Company”) and certain of its subsidiaries entered into the Eighth Amendment to the Seventh Amended and Restated Loan and Security Agreement (the “Eighth Amendment”), among the Company and its subsidiaries named as borrowers therein (collectively with the Company, the “Revolving Borrowers”), the financial institutions named as lenders therein (the “Revolving Lenders”), and Wells Fargo Bank, National Association, as agent (the “Revolving Agent”). The Eighth Amendment amends the Seventh Amended and Restated Loan and Security Agreement, dated as of September 20, 2019 (the “Loan Agreement”), among the Revolving Borrowers, the Revolving Lenders, and the Revolving Agent. The Loan Agreement was previously filed with the Securities and Exchange Commission by the Company on September 20, 2019 as Exhibit 10.1 on Form 8-K.

The Eighth Amendment amends the Loan Agreement to, among other things, (i) extend the maturity date to September 20, 2025, (ii) increase the consolidated funded debt to consolidated tangible net worth covenant by 0.25, (iii) reduce the consolidated interest coverage ratios applicable to certain time periods, (iv) remove BankUnited, N.A. and Synovus Bank as lenders and reduce the aggregate commitments by the amount of BankUnited, N.A. and Synovus Bank’s aggregate commitments of $65,000,000, and (v) add the ability to post cash collateral to secure hedging agreements.

For a complete description of the terms of the Eighth Amendment, see Exhibit 10.1 hereto. The foregoing description of the Eighth Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2024, the Company issued a press release announcing financial results for the three and twelve months ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On February 7, 2024, the Company will host a conference call to discuss financial results for the three and twelve months ended December 31, 2023. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and the presentation is furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On March 7, 2023, the Consumer Financial Protection Bureau (the “CFPB”) provided the Company with notice (the “Notice”) that it sought to establish supervisory authority over the Company pursuant to section 1024(a)(1)(C) of the Consumer Financial Protection Act of 2010. Under that provision, the CFPB may establish supervisory authority over any non-bank covered person that it has reasonable cause to determine is engaging, or has engaged, in conduct that poses risks to consumers with regard to the offering or provision of consumer financial products or services. The Company responded to the Notice by voluntarily consenting to the CFPB’s supervisory authority and entering into a Consent Agreement dated January 4, 2024 (the “Consent Agreement”). Pursuant to the Consent Agreement and related CFPB order, the CFPB will have supervisory authority over the Company for a period of two years ending January 8, 2026. The Consent Agreement does not constitute an admission by the Company that it is a nonbank covered person that is engaging, or has engaged, in conduct that poses risks to consumers with regard to the offering or provision of consumer financial products or services.

Item 8.01. Other Events.

On February 7, 2024, the Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of outstanding common stock, payable on March 14, 2024 to stockholders of record as of the close of business on February 22, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Eighth Amendment to Seventh Amended and Restated Loan and Security Agreement, dated as of February 5, 2024, by and among Regional Management Corp. and its subsidiaries named as borrowers therein, the financial institutions named as lenders therein, and Wells Fargo Bank, National Association, as agent.

99.1	Press Release issued by Regional Management Corp. on February 7, 2024, announcing financial results for Regional Management Corp. for the three and twelve months ended December 31, 2023.
99.2	Presentation of Regional Management Corp., dated February 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: February 7, 2024	By:	/s/ Harpreet Rana
	Name:	Harpreet Rana
	Title:	Executive Vice President and Chief Financial Officer